Exhibit 99.1

THE WENDY’S COMPANY REPORTS FIRST QUARTER 2019 RESULTS

Dublin, Ohio (May 8, 2019) – The Wendy’s Company (Nasdaq: WEN) today reported unaudited results for the first quarter ended March 31, 2019.

“We delivered strong earnings growth in the first quarter and are proud of our continued progress to build an even stronger foundation for the Wendy’s brand,” President and Chief Executive Officer Todd Penegor said. “We are executing on our plan to accelerate same-restaurant sales in North America and drive global restaurant expansion, fueled by a healthy restaurant economic model. Our relentless focus on bringing every element of The Wendy’s Way to life by providing food our customers love, friendly service, value, and an inviting atmosphere will continue to drive growth in the future.”

First Quarter 2019 Summary

See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Operational Highlights	First Quarter
	2019	2018
	(Unaudited)
Systemwide Sales Growth(1)
North America	3.0%	2.8%
International(2)	10.1%	13.7%
Global	3.3%	3.3%
North America Same-Restaurant Sales Growth(1)	1.3%	1.6%
Restaurant Openings
North America - Total / Net	29 / 5	16 / -9
International - Total / Net	14 / -6	17 / 8
Global - Total / Net	43 / -1	33 / -1
Systemwide Sales (In US$ Millions)(3)
North America	$2,458	$2,404
International(2)	$133	$127
Global	$2,591	$2,532

(1)	Systemwide sales growth and same-restaurant sales growth are calculated on a constant currency basis and include sales by both Company-operated and franchise restaurants.
(2)	Excludes Venezuela, and beginning in the third quarter of 2018, Argentina.
(3)	Systemwide sales include sales at both Company-operated and franchise restaurants.

Financial Highlights	First Quarter
	2019	2018	B / (W)
(In Millions Except Per Share Amounts)	(Unaudited)
Total Revenues	$408.6	$380.6	7.4%
Adjusted Revenues(1)	$328.1	$301.7	8.8%
Company-Operated Restaurant Margin	15.0%	13.9%	1.1%
General and Administrative Expense	$49.3	$50.4	2.2%
Operating Profit	$66.3	$55.3	19.9%
Net Income	$31.9	$20.2	57.9%
Adjusted EBITDA	$101.7	$90.8	12.0%
Reported Diluted Earnings Per Share	$0.14	$0.08	75.0%
Adjusted Earnings Per Share	$0.14	$0.11	27.3%
Cash Flows from Operations	$62.0	$68.7	(9.8)%
Capital Expenditures	$(11.2)	$(10.6)	(5.7)%
Free Cash Flow(2)	$48.0	$41.0	17.1%

(1)	Total revenues less advertising funds revenue.
(2)	Cash flows from operations minus capital expenditures and the impact of our advertising funds.

First Quarter Financial Highlights

Revenues and Adjusted Revenues

The increase in revenues and adjusted revenues was primarily driven by higher sales at Company-operated restaurants and an increase in franchise royalty revenue and fees. Higher sales at Company-operated restaurants was the result of an increase in the number of restaurants in operation and positive same-restaurant sales. The increase in royalty revenue and fees was primarily driven by positive same-restaurant sales and new restaurant development. Revenues and adjusted revenues also benefited from an increase in rental revenue which was driven by approximately $9.5 million in pass-through payments related to subleases as the result of the new lease accounting standard.

Company-Operated Restaurant Margin

The increase in Company-operated restaurant margin was primarily the result of pricing actions and positive mix benefits, partially offset by labor rate inflation and customer count declines.

General and Administrative Expense

The decrease in general and administrative expenses was primarily due to lower employee compensation and related expenses as a result of the Company’s G&A savings initiative partially offset by an investment in resources to support our Digital Experience and International organizations.

Operating Profit

The increase in operating profit resulted primarily from an increase in franchise royalty revenue and fees and an increase in Company-operated restaurant margin.

Net Income

The increase in net income resulted primarily from an increase in operating profit and rolling over the loss on early extinguishment of debt that the Company incurred as part of its debt refinancing in the first quarter of 2018. This was partially offset by an increase in income taxes due to a higher tax rate as the Company received a benefit in the first quarter of 2018 from net excess tax benefits related to share-based payments.

Adjusted EBITDA

The increase in adjusted EBITDA resulted primarily from an increase in franchise royalty revenue and fees and an increase in Company-operated restaurant margin.

Adjusted Earnings Per Share

The increase in adjusted earnings per share resulted primarily from an increase in adjusted EBITDA and fewer shares outstanding as a result of the Company’s share repurchase programs. This was partially offset by an increase in income taxes due to a higher tax rate.

Free Cash Flow

The increase in free cash flow resulted from an increase in cash flows from operations, excluding the impact of our advertising funds, driven primarily by an increase in net income.

New Restaurant Development

In the first quarter of 2019 the Company had 43 global restaurant openings, with a slight decrease in net new unit growth. The decrease was primarily driven by the timing of International restaurant closures within the year. The Company continues to expect 2019 global net new restaurant growth of approximately 1.5 percent.

Image Activation

Image Activation, which includes reimaging existing restaurants and building new restaurants, remains an integral part of our global growth strategy. At the end of the first quarter, approximately 51 percent of the global system was image activated. This compares to approximately 50 percent image activated at the end of 2018.

Company Evolves Leadership Structure to Further Accelerate Growth

The Company announced today an evolution of its leadership structure to align with our long-term growth plans. To continue to drive further accountability and efficiencies across the organization, the Company is creating two new positions, a President, U.S. and Chief Commercial Officer and a President, International and Chief Development Officer.

Kurt Kane will be promoted to President, U.S. and Chief Commercial Officer. Kurt joined Wendy’s in 2015, serving primarily as our Chief Concept and Marketing Officer and was recently promoted to Executive Vice President in 2018. In this new role, Kurt will assume responsibilities for the entire U.S. business, including operations, marketing, and R&D. He will also continue to lead our Digital Experience organization.

Abigail Pringle will be promoted to President, International and Chief Development Officer. Abigail joined Wendy’s in 2002 and has held many leadership positions and was recently promoted to Chief Global Development Officer and International in 2018. In this new role, Abigail will continue to lead our International business, which will now include Canada. She will also continue to lead our Global Development organization.

As a result of these leadership changes, Bob Wright, Executive Vice President, Chief Operations Officer will depart the organization after transitioning through the end of May.

Company Repurchases 1.7 Million Shares for $29.3 Million in First Quarter

The Company repurchased 1.7 million shares for $29.3 million in the first quarter at an average price of $16.83 per share and has repurchased 0.3 million shares for $5.7 million in the second quarter to date. The Company currently has $211.5 million remaining on its existing $225 million share repurchase authorization that expires on March 1, 2020.

Company Declares Quarterly Dividend

The Company announced today the declaration of its regular quarterly cash dividend of 10 cents per share, payable on June 17, 2019, to shareholders of record as of June 3, 2019. The number of common shares outstanding as of May 1, 2019 was 230.7 million.

2019 Outlook

This release includes forward-looking guidance for certain non-GAAP financial measures, including systemwide sales, adjusted EBITDA, adjusted earnings per share, adjusted tax rate and free cash flow. The Company excludes certain expenses and benefits from adjusted EBITDA, adjusted earnings per share, free cash flow and adjusted tax rate, such as advertising funds’ revenues and expenses, impairment of long-lived assets, reorganization and realignment costs, system optimization (gains) losses, net, timing and resolution of certain tax matters, and the legal reserve relating to the Financial Institutions case. Due to the uncertainty and variability of the nature and amount of those expenses and benefits, the Company is unable without unreasonable effort to provide projections of net income, earnings per share, or reported tax rate or a reconciliation of those projected measures.

During 2019, the Company Continues to Expect:

•	Global systemwide sales growth of approximately 3.0 to 4.0 percent.

•	General and administrative expense of approximately $195 million.

•	Adjusted EBITDA growth of approximately 2.5 to 4.5 percent.

•	Adjusted tax rate of approximately 22 to 23 percent.

•	Adjusted earnings per share growth of approximately 3.5 to 7.0 percent.

•

Cash flows from operations of approximately $285 to $300 million, including the impact of the proposed settlement of the Financial Institutions case. Excluding the impact of the proposed settlement, the Company expects cash flows from operations of approximately $305 to $320 million.

•	Capital expenditures of approximately $75 to $80 million.

•

Free cash flow of approximately $210 to $220 million, including the impact of the settlement of the Financial Institutions case. Excluding the approximately $20 million tax effected impact of the settlement, the Company expects free cash flow of approximately $230 to $240 million, approximately flat to up 4.0 percent compared to 2018.

Company on Track to Achieve 2020 Goals:

•	Global systemwide sales of approximately $11.5 billion.

•	Free cash flow of approximately $275 million.

Conference Call and Webcast Scheduled for 8:30 a.m. Today, May 8

The Company will host a conference call on Wednesday, May 8 at 8:30 a.m. ET, with a simultaneous webcast from the Company’s Investor Relations website at www.irwendys.com. The related presentation materials will also be available on the Company’s Investor Relations website. The live conference call will be available by telephone at (877) 572-6014 for domestic callers and (281) 913-8524 for international callers. An archived webcast and presentation materials will be available on the Company’s Investor Relations website.

Company to Host Investor Day on October 10, 2019 in Dublin, Ohio

The Company will host an investor day on Thursday, October 10, 2019 in Dublin, Ohio where it plans to provide an overview of its long-term strategic vision and issue additional long-term guidance. Due to limited capacity, attendance at the 2019 investor day will be by invitation only. The event will be available to all interested parties via live webcast from the Company’s Investor Relations website at www.irwendys.com.

Forward-looking Statements

This release contains certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of The Wendy’s Company and its subsidiaries (collectively, the “Company”). Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements that address future operating, financial or business performance; strategies, initiatives or expectations; future synergies, efficiencies or overhead savings; anticipated costs or charges; future capitalization; and anticipated financial impacts of recent or pending transactions are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed in or implied by the forward-looking statements. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act.

Many important factors could affect the Company’s future results and could cause those results to differ materially from those expressed in or implied by the forward-looking statements contained herein. Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond the Company’s control, include, but are not limited to, the following: (1) competition, including pricing pressures, couponing, aggressive marketing and the potential impact of competitors’ new unit openings on sales of Wendy’s restaurants; (2) consumers’ perceptions of the relative quality, variety, affordability and value of the food products the Company offers, and changes in consumer tastes and preferences; (3) food safety events, including instances of food-borne illness (such as salmonella or E. coli) involving Wendy’s or its supply chain; (4) consumer concerns over nutritional aspects of beef, chicken, french fries or other products the Company sells, the ingredients in the Company’s products and/or the cooking processes used in the Company’s restaurants; (5) conditions beyond the Company’s control, such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies, or acts of war or terrorism; (6) the effects of negative publicity that can occur from increased use of social media; (7) success of operating and marketing initiatives, including advertising and promotional efforts and new product and concept development by the Company and its competitors; (8) prevailing economic, market and business conditions affecting the Company including competition from other food service providers, unemployment and decreased consumer spending levels, particularly in geographic regions that contain a high concentration of Wendy’s restaurants; (9) changes in the quick-service restaurant industry, spending patterns and demographic trends, such as consumer trends toward value-oriented products and promotions or toward consuming fewer meals away from home; (10) certain factors affecting the Company’s franchisees, including the business and financial viability of franchisees, the timely payment of franchisees’ obligations due to the Company or to national or local advertising organizations, and the ability of franchisees to open new restaurants and reimage existing restaurants in accordance with their development and franchise commitments, including their ability to finance restaurant development and reimages; (11) increased labor costs due to competition or increased minimum wage or employee benefit costs; (12) changes in commodity costs (including beef, chicken, pork, cheese and grains), labor, supplies, fuel, utilities, distribution and other operating costs; (13) the availability of suitable locations and terms for restaurant development by the Company and its franchisees; (14) development costs, including real estate and construction costs; (15) delays in opening new restaurants or completing reimages of existing restaurants, including risks associated with the Company’s Image Activation program; (16) the ability to effectively manage the acquisition and disposition of restaurants or successfully implement other strategic initiatives; (17) anticipated or unanticipated restaurant closures by the Company and its franchisees; (18) the Company’s ability to identify, attract and retain franchisees with sufficient experience and financial resources to develop and operate Wendy’s restaurants successfully; (19) availability of qualified restaurant personnel to the Company and its franchisees, and the ability to retain such personnel; (20) the Company’s ability, if necessary, to secure alternative distribution of supplies of food, equipment and other products to Wendy’s restaurants at competitive rates and in adequate amounts, and the potential financial impact of any interruptions in such distribution; (21) availability and cost of insurance; (22) availability, terms (including changes in interest rates) and deployment of capital, and changes in debt, equity and securities markets; (23) changes in, and the Company’s ability to comply with, legal, regulatory or similar requirements, including franchising laws, payment card industry rules, overtime rules, minimum wage rates, wage and hour laws, tax legislation, federal ethanol policy and accounting standards, policies and practices (including the changes to lease accounting standards that are effective for fiscal year 2019); (24) the costs, uncertainties and other effects of legal, environmental and administrative proceedings; (25) the effects of charges for impairment of goodwill or for the impairment of other long-lived assets; (26) risks associated with failures, interruptions or security breaches of the Company’s computer systems or technology, or the occurrence of cyber incidents or a deficiency in cybersecurity that impacts the Company or its franchisees, including the cybersecurity incident described in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2019 (the “Form 10-K”); (27) the difficulty in predicting the ultimate costs that will be incurred in connection with the Company’s plan to reduce general and administrative expense, and the future impact on its earnings; (28) risks associated with the Company’s securitized financing facility and other debt agreements, including the ability to generate sufficient cash flow to meet increased debt service obligations, compliance with operational and financial covenants, and restrictions on the Company’s ability to raise additional capital; (29) risks associated with the amount and timing of share repurchases under share repurchase programs approved by the Company’s Board of Directors; (30) risks associated with the proposed settlement of the Financial Institutions case described in the Form 10-K, including the timing and amount of payments; (31) risks associated with the Company’s digital commerce strategy, platforms and technologies, including the Company’s ability to adapt to changes in industry trends and consumer preferences; (32) risks associated with the Company’s evolving organizational and leadership structure; and (33) other factors cited in the Company’s releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

The Company’s franchisees are independent third parties that the Company does not control. Numerous factors beyond the control of the Company and its franchisees may affect new restaurant openings. Accordingly, there can be no assurance that commitments under development agreements with franchisees will result in new restaurant openings. In addition, numerous factors beyond the control of the Company and its franchisees may affect franchisees’ ability to reimage existing restaurants in accordance with the Company’s expectations.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect the Company.

The Company assumes no obligation to update any forward-looking statements after the date of this release as a result of new information, future events or developments, except as required by federal securities laws. The Company does not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including adjusted revenue, adjusted EBITDA, adjusted earnings per share, adjusted tax rate, free cash flow and systemwide sales. Adjusted revenue, adjusted EBITDA, adjusted earnings per share and adjusted tax rate exclude certain expenses and benefits as detailed in the reconciliation tables that accompany this release. The Company uses these non-GAAP financial measures as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. Adjusted EBITDA, adjusted earnings per share and systemwide sales are also used by the Company in establishing performance goals for purposes of executive compensation.

The Company believes its presentation of adjusted revenue, adjusted EBITDA, adjusted earnings per share, adjusted tax rate and systemwide sales provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance. The Company believes these non-GAAP financial measures are important supplemental measures of operating performance because they eliminate items that vary from period to period without correlation to our core operating performance and highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. The Company believes investors, analysts and other interested parties use adjusted revenue, adjusted EBITDA, adjusted earnings per share, adjusted tax rate and systemwide sales in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

This release also includes disclosure and guidance regarding the Company’s free cash flow. Free cash flow is a non-GAAP financial measure that is used by the Company as an internal measure of liquidity. As a result of the adoption of the new revenue recognition accounting standard in the first quarter of 2018, the Company now defines free cash flow as cash flows from operations minus (i) capital expenditures and (ii) the net change in the restricted operating assets and liabilities of the advertising funds and any excess/deficit of advertising funds revenue over advertising funds expense included in net income, as reported under GAAP. The impact of our advertising funds is excluded because the funds are used solely for advertising and are not available for the Company’s working capital needs. The Company believes free cash flow is an important liquidity measure for investors and other interested persons because it communicates how much cash flow is available for working capital needs or to be used for repurchasing shares, paying dividends, repaying or refinancing debt, financing possible acquisitions or investments or other uses of cash. Free cash flow is also used by the Company in establishing performance goals for purposes of executive compensation.

Adjusted revenue, adjusted EBITDA, adjusted earnings per share, adjusted tax rate, free cash flow and systemwide sales are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP financial measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not calculate adjusted revenue, adjusted EBITDA, adjusted earnings per share, adjusted tax rate, free cash flow and systemwide sales (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures.

Key Business Measures

The Company tracks its results of operations and manages its business using certain key business measures, including same-restaurant sales, systemwide sales and Company-operated restaurant margin, which are measures commonly used in the quick-service restaurant industry that are important to understanding Company performance.

Same-restaurant sales and systemwide sales each include sales by both Company-operated and franchise restaurants. The Company reports same-restaurant sales for new restaurants after they have been open for 15 continuous months and for reimaged restaurants as soon as they reopen.

Franchise restaurant sales are reported by our franchisees and represent their revenues from sales at franchised Wendy’s restaurants. Sales by franchise restaurants are not recorded as Company revenues and are not included in the Company’s consolidated financial statements. However, the Company’s royalty revenues are computed as percentages of sales made by Wendy’s franchisees and, as a result, sales by franchisees have a direct effect on the Company’s royalty revenues and profitability.

Same-restaurant sales and systemwide sales exclude sales from Venezuela and, beginning in the third quarter of 2018, Argentina due to the highly inflationary economies of those countries.

The Company calculates same-restaurant sales and systemwide sales growth on a constant currency basis. Constant currency results exclude the impact of foreign currency translation and are derived by translating current year results at prior year average exchange rates. The Company believes excluding the impact of foreign currency translation provides better year over year comparability.

Company-operated restaurant margin is defined as sales from Company-operated restaurants less cost of sales divided by sales from Company-operated restaurants. Cost of sales includes food and paper, restaurant labor and occupancy, advertising and other operating costs.

About Wendy’s

Wendy’s® was founded in 1969 by Dave Thomas in Columbus, Ohio. Dave built his business on the premise, “Quality is our Recipe®,” which remains the guidepost of the Wendy’s system. Wendy’s is best known for its made-to-order square hamburgers, using fresh, never frozen beef*, freshly-prepared salads with hand-chopped lettuce, and other signature items like chili, baked potatoes and the Frosty® dessert. The Wendy’s Company (Nasdaq: WEN) is committed to doing the right thing and making a positive difference in the lives of others. This is most visible through the Company’s support of the Dave Thomas Foundation for Adoption® and its signature Wendy’s Wonderful Kids® program, which seeks to find every child in the North American foster care system a loving, forever home. Today, Wendy’s and its franchisees employ hundreds of thousands of people across more than 6,700 restaurants worldwide with a vision of becoming the world’s most thriving and beloved restaurant brand. For details on franchising, connect with us at www.wendys.com/franchising. Visit www.wendys.com and www.squaredealblog.com for more information and connect with us on Twitter and Instagram using @wendys, and on Facebook at www.facebook.com/wendys.

*	Fresh beef available in the contiguous U.S., Alaska, and Canada.

Investor Contact:

Greg Lemenchick

Director - Investor Relations

(614) 766-3977; greg.lemenchick@wendys.com

Media Contact:

Heidi Schauer

Director - Corporate Communications

(614) 764-3368; heidi.schauer@wendys.com

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Operations

Three Month Periods Ended March 31, 2019 and April 1, 2018

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	2019	2018
Revenues:
Sales	$167,697	$153,649
Franchise royalty revenue and fees	101,953	97,908
Franchise rental income	58,452	50,107
Advertising funds revenue	80,481	78,900

	408,583	380,564

Costs and expenses:
Cost of sales	142,579	132,219
Franchise support and other costs	6,018	6,173
Franchise rental expense	32,451	23,263
Advertising funds expense	80,481	78,900
General and administrative	49,313	50,356
Depreciation and amortization	33,185	32,152
System optimization (gains) losses, net	(12)	570
Reorganization and realignment costs	798	2,626
Impairment of long-lived assets	1,486	206
Other operating income, net	(3,982)	(1,163)

	342,317	325,302

Operating profit	66,266	55,262
Interest expense, net	(29,082)	(30,178)
Loss on early extinguishment of debt	—	(11,475)
Other income, net	2,700	744

Income before income taxes	39,884	14,353
(Provision for) benefit from income taxes	(7,990)	5,806

Net income	$31,894	$20,159

Basic and diluted net income per share	$.14	$.08
Number of shares used to calculate basic income per share	230,584	239,928

Number of shares used to calculate diluted income per share	235,894	248,419

The Wendy’s Company and Subsidiaries

Condensed Consolidated Balance Sheets

As of March 31, 2019 and December 30, 2018

(In Thousands Except Par Value)

(Unaudited)

	March 31, 2019	December 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$414,168	$431,405
Restricted cash	29,671	29,860
Accounts and notes receivable, net	110,567	109,805
Inventories	3,550	3,687
Prepaid expenses and other current assets	19,762	14,452
Advertising funds restricted assets	86,046	76,509

Total current assets	663,764	665,718
Properties	1,003,231	1,023,267
Finance lease assets	195,368	189,969
Operating lease assets	919,283	—
Goodwill	755,355	747,884
Other intangible assets	1,264,238	1,294,153
Investments	48,411	47,660
Net investment in sales-type and direct financing leases	236,426	226,477
Other assets	99,585	96,907

Total assets	$5,185,661	$4,292,035

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	23,250	23,250
Current portion of finance lease liabilities	9,380	8,405
Current portion of operating lease liabilities	43,657	—
Accounts payable	16,356	21,741
Accrued expenses and other current liabilities	141,093	150,636
Advertising funds restricted liabilities	89,901	80,153

Total current liabilities	323,637	284,185
Long-term debt	2,301,563	2,305,552
Long-term finance lease liabilities	458,595	447,231
Long-term operating lease liabilities	957,739	—
Deferred income taxes	268,225	269,160
Deferred franchise fees	92,327	92,232
Other liabilities	142,881	245,226

Total liabilities	4,544,967	3,643,586
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value; 1,500,000 shares authorized; 470,424 shares issued; 230,944 and 231,233 shares outstanding, respectively	47,042	47,042
Additional paid-in capital	2,880,663	2,884,696
Retained earnings	153,991	146,277
Common stock held in treasury, at cost; 239,480 and 239,191 shares, respectively	(2,385,354)	(2,367,893)
Accumulated other comprehensive loss	(55,648)	(61,673)

Total stockholders’ equity	640,694	648,449

Total liabilities and stockholders’ equity	$5,185,661	$4,292,035

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Cash Flows

Three Month Periods Ended March 31, 2019 and April 1, 2018

(In Thousands)

(Unaudited)

	Three Months Ended
	2019	2018
Cash flows from operating activities:
Net income	$31,894	$20,159
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,185	32,152
Share-based compensation	5,022	4,458
Impairment of long-lived assets	1,486	206
Deferred income tax	842	(9,799)
Non-cash rental expense (income), net	7,818	(3,239)
Change in operating lease liabilities	(10,496)	—
Net receipt of deferred vendor incentives	8,033	7,340
System optimization (gains) losses, net	(12)	570
Distributions received from joint ventures, net of equity in earnings	415	1,083
Long-term debt-related activities, net	1,823	13,215
Changes in operating assets and liabilities and other, net	(17,989)	2,566

Net cash provided by operating activities	62,021	68,711

Cash flows from investing activities:
Capital expenditures	(11,215)	(10,569)
Acquisitions	(5,052)	—
Dispositions	—	351
Proceeds from sale of investments	130	—
Notes receivable, net	248	(872)
Payments for investments	—	(12)

Net cash used in investing activities	(15,889)	(11,102)

Cash flows from financing activities:
Proceeds from long-term debt	—	928,167
Repayments of long-term debt	(5,813)	(870,394)
Repayments of finance lease liabilities	(1,881)	(1,353)
Deferred financing costs	—	(17,340)
Repurchases of common stock	(30,929)	(39,372)
Dividends	(23,069)	(20,355)
Proceeds from stock option exercises	5,196	9,385
Payments related to tax withholding for share-based compensation	(6,055)	(8,321)
Contingent consideration payment	—	(6,100)

Net cash used in financing activities	(62,551)	(25,683)

Net cash (used in) provided by operations before effect of exchange rate changes on cash	(16,419)	31,926
Effect of exchange rate changes on cash	1,884	(2,482)

Net (decrease) increase in cash, cash equivalents and restricted cash	(14,535)	29,444
Cash, cash equivalents and restricted cash at beginning of period	486,512	212,824

Cash, cash equivalents and restricted cash at end of period	$471,977	$242,268

The Wendy’s Company and Subsidiaries

Reconciliations of Net Income to Adjusted EBITDA and Revenues to Adjusted Revenues

Three Month Periods Ended March 31, 2019 and April 1, 2018

(In Thousands)

(Unaudited)

	Three Months Ended
	2019	2018
Net income	$31,894	$20,159
Provision for (benefit from) income taxes	7,990	(5,806)

Income before income taxes	39,884	14,353
Other income, net	(2,700)	(744)
Loss on early extinguishment of debt	—	11,475
Interest expense, net	29,082	30,178

Operating profit	66,266	55,262
Plus (less):
Advertising funds revenue	(80,481)	(78,900)
Advertising funds expense	80,481	78,900
Depreciation and amortization	33,185	32,152
System optimization (gains) losses, net	(12)	570
Reorganization and realignment costs	798	2,626
Impairment of long-lived assets	1,486	206

Adjusted EBITDA	$101,723	$90,816

Revenues	$408,583	$380,564
Less:
Advertising funds revenue	(80,481)	(78,900)

Adjusted revenues	$328,102	$301,664

Adjusted EBITDA margin	31.0%	30.1%

The Wendy’s Company and Subsidiaries

Reconciliation of Net Income and Diluted Earnings Per Share to

Adjusted Income and Adjusted Earnings Per Share

Three Month Periods Ended March 31, 2019 and April 1, 2018

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	2019	2018
Net income	$31,894	$20,159

Plus (less):
Advertising funds revenue	(80,481)	(78,900)
Advertising funds expense	80,481	78,900
System optimization (gains) losses, net	(12)	570
Reorganization and realignment costs	798	2,626
Impairment of long-lived assets	1,486	206
Loss on early extinguishment of debt	—	11,475

Total adjustments	2,272	14,877
Income tax impact on adjustments (a)	(819)	(3,868)
Tax reform	—	(3,623)

Total adjustments, net of income taxes	1,453	7,386

Adjusted income	$33,347	$27,545

Diluted earnings per share	$.14	$.08
Total adjustments per share, net of income taxes	.00	.03

Adjusted earnings per share	$.14	$.11

(a)

The benefit from income taxes on “System optimization (gains) losses, net” was $240 and $148 for the three months ended March 31, 2019 and April 1, 2018, respectively. The benefit from income taxes on all other adjustments was calculated using an effective tax rate of 25.38% and 26.00% for the three months ended March 31, 2019 and April 1, 2018, respectively.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Three Month Periods Ended March 31, 2019 and April 1, 2018

(In Thousands)

(Unaudited)

	Three Months Ended
	2019	2018
Net cash provided by operating activities	$62,021	$68,711
Less:
Capital expenditures	(11,215)	(10,569)
Advertising funds impact (a)	(2,842)	(17,189)

Free cash flow	$47,964	$40,953

(a)	Represents the net change in the restricted operating assets and liabilities of our advertising funds, which is included in “Changes in operating assets and liabilities and other, net.”